     As filed with the Securities and Exchange Commission on March 13, 2002
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                         WALLACE COMPUTER SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     36-2515832
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

          2275 CABOT DRIVE,
           LISLE, ILLINOIS                                60532
(Address of Principal Executive Offices)                (Zip Code)

            WALLACE COMPUTER SERVICES, INC. 1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              JAMES D. BENAK, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         WALLACE COMPUTER SERVICES, INC.
                                2275 CABOT DRIVE,
                              LISLE, ILLINOIS 60532
                                 (630) 588-5000
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                          ----------------------------


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                             Proposed Maximum
  Title of Securities to      Amount to be         Proposed Maximum         Aggregate Offering        Amount of
      be Registered            Registered      Offering Price Per Share            Price           Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par     2,000,000 shares (1)      $19.25 (2)            $38,500,000.00 (2)        $3,542.00
value
--------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase    2,000,000 rights              (3)
Rights
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers an indeterminate amount of shares as may become issuable pursuant to anti-dilution provisions of the Wallace Computer Services, Inc. 1997 Stock Incentive Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices of the Common Stock on March 6, 2002, as reported in the New York Stock Exchange Composite Quotation System.

(3) Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered under this Registration Statement. The value attributed to such Rights, if any, is reflected in the market price of the Common Stock.

                                     PART II


                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Wallace Computer Services, Inc. (the "Registrant") are incorporated herein by reference:

         (a) the Registrant's Annual Report on Form 10-K for the year ended July 31, 2001;

         (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 2001;

         (c) the description of the common stock, par value $1.00 per share, of the Registrant which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description; and

         (d) the description of the preferred stock purchase rights of the Registrant which is contained in Exhibit 4 of the Registrant's Current Report on Form 8-K dated March 16, 2000.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 145 ("Section 145") of the Delaware General Corporation Law of the State of Delaware (the "Delaware GCL") which provides for indemnification of directors and officers in certain circumstances.

         In accordance with Section 102(b)(7) of the Delaware GCL, the Registrant's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) unlawful payment of dividends or unlawful stock purchases or redemptions under
Section 174 of the Delaware GCL, or (iv) transactions from which the director derived an improper personal benefit.

         The Restated Certificate of Incorporation of the Registrant, as amended, provides for indemnification of directors and officers to the full extent provided by the Delaware GCL, as amended from time to time. It states that the indemnification provided therein shall not be deemed exclusive. The Registrant may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify him or her against such expense, liability or loss, under the provisions of the Delaware GCL.

         Pursuant to Section 145 and the Restated Certificate of Incorporation, the Registrant maintains directors' and officers' liability insurance coverage. Pursuant to the authority provided in the Restated Certificate of Incorporation, the Registrant has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Registrant, and providing for certain other protection.

         The foregoing summaries are necessarily subject to the complete text of the statute, the Certificate of Incorporation, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.

            EXHIBIT NUMBER                  DESCRIPTION OF EXHIBIT
            --------------                  ----------------------

                 4.1* Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on January 7, 1987 (previously filed as part of Exhibit 3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1987, and incorporated herein by reference to such Report).

                 4.1(A)* Certificate of Amendment amending Section 1 of Article FOURTH of the Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on November 28, 1989 (previously filed as part of Exhibit 3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1987, and incorporated herein by reference to such Report).

                 4.1(B)* Certificate of Amendment amending Section 1 of Article FOURTH of the Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on March 14, 1997 (previously filed as part of Exhibit 3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, and incorporated herein by reference to such Report).

                 4.1(C)* Certificate of Designation of Series B Preferred Stock of the Registrant as filed with the Secretary of State of the State of Delaware on March 16, 2000 (previously filed as part of Exhibit 4 to the Registrant's Current Report on Form 8-K filed on March 16, 2000, and incorporated herein by reference to such Report).

                 4.2* Amended and Restated By-Laws of the Registrant as adopted on July 1, 1998 (previously filed as part of Exhibit 10 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1998, and incorporated herein by reference to such Report).

                 4.3* Rights Agreement, dated as of March 14, 2000, between the Registrant and Computer Share Investor Services, LLC, as successor to Harris Trust and Savings Bank, as Rights Agent, which includes the form of Certificate of Designations setting forth the terms of the Series B Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C, is hereby incorporated by reference to Exhibit 4 of the Registrant's Current Report on Form 8-K dated March 16, 2000.

                 4.4(A)* The Wallace Computer Services, Inc. 1997 Stock Incentive Plan (previously filed as Exhibit
                                 10.3 to the Registrant's Quarterly Report on
                                 Form 10-Q for the quarter ended January 31, 1997, and incorporated herein by reference to such Report).

                 4.4(B) Amendment to The Wallace Computer Services, Inc. 1997 Stock Incentive Plan

                 5.1 Opinion of James D. Benak, General Counsel to the Registrant.

                 23.1            Consent of Independent Accountants.

                 23.2 Consent of Counsel (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

                 24.1 Powers of Attorney (contained in the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 12th day of March, 2002.

                                              WALLACE COMPUTER SERVICES, INC.

                                              By: James D. Benak

                                              /s/ James D. Benak
                                              ----------------------------------
                                              James D. Benak, Vice President,
                                              General Counsel and Secretary


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints James D. Benak, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the date and in the capacities indicated:

          SIGNATURE                                 TITLE(S)                                  DATE SIGNED
          ---------                                 --------                                  -----------
/s/  M. David Jones                        Chairman of the Board and Chief                    March 12 , 2002
-------------------                        Executive Officer (principal
     M. David Jones                        executive officer)


/s/  Vicki L. Avril                        Senior Vice President and Chief                    March 12, 2002
-------------------                        Financial Officer (principal
     Vicki L. Avril                        financial and accounting officer)


/s/  William J. Devers, Jr.                Director                                           March 12, 2002
---------------------------
     William J. Devers, Jr.

/s/  Andrew J. McKenna                     Director                                           March 12, 2002
----------------------
     Andrew J. McKenna

/s/  Bettye Martin Musham                  Director                                           March 12, 2002
-------------------------
     Bettye Martin Musham

/s/  John C. Pope                          Director                                           March 12, 2002
-----------------
     John C. Pope

/s/  Michael T. Riordan                    Director                                           March 12, 2002
-----------------------
     Michael T. Riordan

/s/  Neele E. Stearns, Jr.                 Director                                           March 12, 2002
--------------------------
     Neele E. Stearns, Jr.

                                  EXHIBIT INDEX

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.

           EXHIBIT NUMBER                    DESCRIPTION OF EXHIBIT
           --------------                    ----------------------

                4.1* Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on January 7, 1987 (previously filed as part of Exhibit 3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1987, and incorporated herein by reference to such Report).

               4.1(A)* Certificate of Amendment amending Section 1 of Article FOURTH of the Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on November 28, 1989 (previously filed as part of Exhibit 3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1987, and incorporated herein by reference to such Report).

               4.1(B)* Certificate of Amendment amending Section 1 of Article FOURTH of the Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on March 14, 1997 (previously filed as part of Exhibit 3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, and incorporated herein by reference to such Report).

               4.1(C)* Certificate of Designation of Series B Preferred Stock of the Registrant as filed with the Secretary of State of the State of Delaware on March 16, 2000 (previously filed as part of Exhibit 4 to the Registrant's Current Report on Form 8-K filed on March 16, 2000, and incorporated herein by reference to such Report).

                4.2* Amended and Restated By-Laws of the Registrant as adopted on July 1, 1998 (previously filed as part of Exhibit 10 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1998, and incorporated herein by reference to such Report).

                4.3* Rights Agreement, dated as of March 14, 2000, between the Registrant and Computer Share Investor Services, LLC, as successor to Harris Trust and Savings Bank, as Rights Agent, which includes the form of Certificate of Designations setting forth the terms of the Series B Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C, is hereby incorporated by reference to Exhibit 4 of the Registrant's Current Report on Form 8-K dated March 16, 2000.

               4.4(A)* The Wallace Computer Services, Inc. 1997 Stock Incentive Plan (previously filed as Exhibit
                                 10.3 to the Registrant's Quarterly Report on
                                 Form 10-Q for the quarter ended January 31, 1997, and incorporated herein by reference to such Report).

               4.4(B) Amendment to The Wallace Computer Services, Inc. 1997 Stock Incentive Plan

                 5.1 Opinion of James D. Benak, General Counsel to the Registrant.

                23.1             Consent of Independent Accountants.

                23.2 Consent of Counsel (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

                24.1 Powers of Attorney (contained in the signature page to this Registration Statement).